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                                                                    EXHIBIT 23.3

RP FINANCIAL, LC.
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Financial Services Industry Consultants

                                                                     May 8, 2003

Board of Directors
NCRIC, A Mutual Holding Company
NCRIC Holdings, Inc.
NCRIC Group, Inc.
1115 30th Street, N.W.
Washington, DC 20007

Members of the Board:

     We hereby consent to the use of our firm's name in Form S-1 Registration Statement as amended, for NCRIC Group, Inc., Washington, DC. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filings including the Prospectus of NCRIC Group, Inc.

                                                    Sincerely,


                                                    /s/ RP Financial, LC.
                                                    ----------------------------
                                                    RP FINANCIAL, LC.

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Washington Headquarters                                Telephone: (703) 528-1700
Rosslyn Center                                           Fax No.: (703) 528-1788
1700 North Moore Street, Suite 2210                 E-Mail: mail@rpfinancial.com
Arlington, VA 22209